[LOGO]




                                                                  June 25, 1998
Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of The Smithfield Companies, Inc. to be held at The Wachovia Bank Building, 200 High Street, Suite 305, Portsmouth, Virginia, on Thursday, July 30, 1998 at 9:00 A.M.

     The matters scheduled for consideration at the Annual Meeting are the election of directors and the ratification of the appointment of the Company's independent auditors. We will also report to you on the Company's condition and performance, and you will have ample opportunity to question management on matters that affect the interests of all stockholders.

     Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card in the accompanying envelope at your earliest convenience. Your vote is important.





                                                    /s/Richard S. Fuller
                                                    ____________________
                                                    Richard S. Fuller
                                                    President and Chief
                                                    Executive Officer

                                     [LOGO]




                    Notice of Annual Meeting of Stockholders

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders of The Smithfield Companies, Inc. will be held at The Wachovia Bank Building, 200 High Street, Suite 305, Portsmouth, Virginia on Thursday, July 30, 1998 at 9:00 A.M. for the following purposes:

     1. To elect directors for the ensuing year, or until their successors have been elected and qualified;

   2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors for 1999; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on June 5, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the Annual Meeting.


                                        By Order of the Board of Directors



                                              Peter D. Pruden, III
                                                Secretary


June 25, 1998

                                IMPORTANT NOTICE
   Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy as soon as possible in the postpaid envelope provided.

                                ----------------
                                Proxy Statement

                         ANNUAL MEETING OF STOCKHOLDERS


                                 July 30, 1998


                                ----------------

                                    GENERAL

     The following information is furnished in connection with the solicitation on behalf of the Board of Directors of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") of The Smithfield Companies, Inc. ("the Company") to be held Thursday, July 30, 1998, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment thereof. Stockholders may revoke their proxies at any time prior to their exercise by written notice to the Company, by submitting a proxy bearing a later date, or by attending the Meeting and requesting to vote in person. The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary may be made in person, or by telephone, telegram or special letter by officers and regular employees of the Company acting without compensation other than regular compensation. Proxies properly executed will be voted at the Annual Meeting or any adjournments thereof in the manner specified therein.

     The approximate mailing date of this Proxy Statement and the accompanying proxy is June 25, 1998.


              OUTSTANDING STOCK, RECORD DATE AND VOTING SECURITIES

     The only class of outstanding voting securities of the Company is its Common Stock, no par or stated value (the "Common Stock").

     Stockholders of record at the close of business on June 5, 1998 will be entitled to vote at the Meeting. On that date, the Company had outstanding 2,343,411 shares of Common Stock. Each share of Common Stock is entitled to one vote at the Meeting. The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock will constitute a quorum for the transaction of such business as shall come before the Meeting. Voting rights of the Common Stock are non-cumulative, so that holders of a majority of the outstanding shares represented at the Meeting can elect all of the directors.

     Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting will constitute a quorum. Shares for which the holder has elected to abstain or to withhold the proxies authority to vote on a matter will count toward a quorum, but "broker non-votes" will not count toward a quorum. Except for the election of directors, approval of other matters to be considered at the Meeting will require the affirmative vote of the holders of at least a majority of the share of outstanding Common Stock represented at the Meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus an abstention from voting on a matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently. Conversely, broker non-votes have no effect on the vote. With respect to the election of directors, the nominees receiving the greatest number of votes cast for the election of directors will be elected.

                             PRINCIPAL STOCKHOLDERS

     The only persons known by the Company to own beneficially more than 5% of the Company's Common Stock, the only class of outstanding voting securities of the Company, as of June 5, 1998, are:




         Name and Address of             Amount and Nature of     Percent
           Beneficial Owner              Beneficial Ownership     of Class
-------------------------------------   ----------------------   ---------
         James L. Cresimore                  504,236 (1)            21.2%
         P.O. Box 17743
         Raleigh, NC 27619
         SF Investments, Inc.                  428,496              18.0%
         R Thompson-Wilmington Trust
         Rodney Square North
         Wilmington, DE 19890
         Peter D. Pruden, III                375,269 (2)            15.8%
         311 County Street
         Portsmouth, VA 23704
         Richard S. Fuller                   354,987 (3)            14.9%
         311 County Street
         Portsmouth, VA 23704
         Quest Advisory Corp.                  163,800               6.9%
         1414 Avenue of the Americas
         New York, NY 10019

----------

     (1) Includes 7,000 shares owned by Mr. Cresimore's wife as to which Mr. Cresimore disclaims beneficial ownership and which Mr. Cresimore's wife has sole voting power and investment power.

     (2) Includes 10,000 shares subject to presently exercisable stock options and 4,000 shares held as custodian under the Uniform Gift to Minors Act. Includes 12,693 shares in which Mr. Pruden had a vested interest pursuant to the Company's Employee Stock Ownership Plan for which he exercises voting power but does not exercise dispositive power.

     (3) Includes 15,000 shares subject to presently exercisable stock options and 400 shares owned by Mr. Fuller's wife as to which Mr. Fuller disclaims beneficial ownership and which Mr. Fuller's wife has sole voting power and investment power. Includes 15,587 shares in which Mr. Fuller had a vested interest pursuant to the Company's Employee Stock Ownership Plan for which he exercises voting power but does not exercise dispositive power.

                             ELECTION OF DIRECTORS

     Two directors will be elected at the Annual Meeting to serve for terms of three years expiring on the date of the Annual Meeting in 2001. Each director will continue in office until a successor has been elected. If any nominee is unable to serve, which the Board of Directors has no reason to expect, proxies will be voted for the remaining nominees or such other person or persons as may be designated by the Board of Directors. The names of the nominees for directors of the Company and the names of directors of the Company whose terms of office will continue after the Annual Meeting are listed in the following table.



                                                                                    Shares of Stock
                                                                                      Beneficially
                                     Director          Principal Occupation           Owned as of       Percentage
    Name and Age of Directors          Since         and Other Information(1)         June 5, 1998       of Class
---------------------------------   ----------   -------------------------------   -----------------   -----------
Nominees for Term Ending in
 2001
Bernard C. Baldwin, III (54)          1996       Partner with the law firm of         2,000                   *
                                                 Edmunds & Williams
Frank H. Buhler (71)                  1985       Chairman and C.E.O. of Old          20,040 (4)               *
                                                 Dominion Box Co.
Continuing Directors Whose
 Term ends in 1999
Peter D. Pruden, III (53)             1981       Executive Vice President and       375,269 (5)            15.8%
                                                 Secretary of the Company
Edward Acree (73)                     1983       President of Edward Acree and       43,978                 1.8%
                                                 Assoc.
Continuing Directors Whose
 Term ends in 2000
James L. Cresimore (70)               1985       Chairman of Allegiance             504,236 (2)            21.2%
                                                 Brokerage Company;
                                                 Chairman of the Board of the
                                                 Company
Richard S. Fuller (51)                1981       President and Chief Executive      354,987 (3)            14.9%
                                                 Officer of the Company
All Directors and Officers as a                                                   1,315,955                55.4%
 Group (7 persons)


----------
     * Less than 1%.


     (1) There has been no change in principal occupation or employment during past five years.

     (2) Includes 7,000 shares owned by Mr. Cresimore's wife as to which Mr. Cresimore disclaims beneficial ownership and which Mr. Cresimore's wife has sole voting power and investment power.


     (3) Includes 15,587 shares in which Mr. Fuller had a vested interest pursuant to the Company's Employee Stock Ownership Plan. Includes 15,000 shares subject to presently exercisable stock options. Includes 400 shares owned by Mr. Fuller's wife as to which Mr. Fuller disclaims beneficial ownership and which Mr. Fuller's wife has sole voting power and investment power.


     (4) Includes 9,960 shares owned by Mr. Buhler's wife as to which Mr. Buhler disclaims beneficial ownership and which Mr. Buhler's wife has sole voting power and investment power.


     (5) Includes 12,693 shares in which Mr. Pruden had a vested interest pursuant to the Company's Employee Stock Ownership Plan. Includes 4,000 shares held as custodian under the Uniform Gift to Minors Act. Includes 10,000 shares subject to presently exercisable stock options.

              COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING RULES


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership of the Company's Common Stock on Form 3 and reports of changes therein on Form 4 and 5. Based on its review of the forms required by
Section 16(a) of the Securities Exchange Act of 1934 that have been received by the Company or written representations from certain reporting persons that no statements on Form 5 were required, the Company believes that all filing requirements applicable to its officers, directors or beneficial owners of greater than 10% of its Common Stock have been complied with.


                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

Directors' Fees

     Directors, who are not employees of the Company, receive $1,100 for each Board meeting attended and $500 for each committee meeting attended.

     Edward Acree, a director of the Company is the President of Edward Acree & Associates, a marketing consulting firm which renders services to the Company. Edward Acree & Associates received $12,000 from the Company during the 1998 fiscal year.

     Bernard C. Baldwin, III, a director of the Company, is a partner with the law firm of Edmunds & Williams, the Company's Counsel. Edmunds & Williams was paid $29,996 in fees during the 1998 fiscal year.


Committees of the Board of Directors and Meeting Attendance

     The Board of Directors held four meetings during the year. The committees of the Board of Directors include a Compensation Committee and an Audit Committee. The Board has no nominating Committee.

     The Compensation Committee includes Edward Acree, Chairman, James L. Cresimore and Frank H. Buhler. The committee approves the compensation to be paid to the Company's executive officers and also approves the issuance of stock options under the Company's Stock Option Plan. The committee held two meetings during the year.

     The Audit Committee includes Frank H. Buhler, Chairman, Edward Acree and Bernard C. Baldwin, III. The Committee's primary responsibility is the recommendation to the Board of Directors of a firm to be engaged by the Company as its independent public accountants and to review the results of the independent accountants' examination and recommendations with respect to accounting practices and procedures and internal control. The Committee held one meeting during the year.

     Frank H. Buhler attended two board meetings during the year and did not attend the Audit Committee meeting. All other Directors of the Company attended at least 75% of all meetings of the Board and of Committees of the Board on which they served.


Compensation Committee Interlocks and Insider Participation

     James L. Cresimore, Chairman of the Board of the Company, serves on the Compensation Committee. Mr. Cresimore is not an employee, nor does he receive a salary (other than director's fees) from the Company.

     Frank H. Buhler, a director of the Company is Chairman and C.E.O. of Old Dominion Box Co. which supplies packaging materials to the Company. Old Dominion Box Co. received $6,759 from the Company during the 1998 fiscal year.

     The Company believes the terms of these arrangements are competitive with those available from unaffiliated vendors and are in the normal course of business.


Employment agreements

     The Company has employment agreements, dated June 7, 1988 with Richard S. Fuller and Peter D. Pruden, III. These employment agreements are initiated only if an individual or entity owns an 24% interest in the Company's Common Stock by direct or beneficial ownership and the employee is still in the employment of the Company. Until a 20% interest in the Company's Common Stock is owned by an individual or entity, Messrs. Fuller and Pruden are at will employees of the Company. If the employment agreement is initiated, the employee will receive a gross annual salary of an amount equal to the highest annual salary ever received by the employee from the Company. The term of the employment agreements are five years from the date they are initiated. In the event of a "change in control" of the Company, the employee may terminate his employment and receive a one time severance pay of three times the employee's annual salary. "Change in control" is defined as (a) the acquisition by a third person or entity of 30% or more of the Company's outstanding shares or (b) a transaction that results in the persons who were directors of the Company before the transaction ceasing to constitute a majority of the Board of Directors of the Company and the Board fails to recommend the transaction to the stockholders of the Company.


Executive Compensation

     The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and its other executive officers whose annual compensation exceeded $100,000 as well as the total compensation paid to each individual for the Company's two previous fiscal years.


                           Summary Compensation Table


                                                                            Long-Term
                                                                           Compensation
                                           Annual Compensation                Awards
                                  -------------------------------------   -------------
       Name and                                           Other Annual        Stock           All Other
  Principal Position      Year      Salary      Bonus     Compensation       Options       Compensation (1)
----------------------   ------   ---------   --------   --------------   -------------   -----------------
                                     ($)         ($)        ($)                (#)               ($)
Richard S. Fuller,       1998     126,277     40,798         *               20,000              8,670
 President and Chief     1997     123,282     37,041      27,500(2)             --              11,696
 Executive Officer       1996     119,226     50,000         *                  --              18,076
Peter D. Pruden, III     1998     106,324     20,000         *               15,000              8,724
 Executive Vice          1997     104,199     21,938      20,625(2)             --              10,343
 President               1996     100,769     24,279         *                  --              14,681


----------
 * Perquisites during the year were not in excess of the lesser of $50,000 and 10% of salary and bonus. There is no other "Other Annual Compensation."

(1) These amounts include Company contributions to its Profit Sharing Plan and Employee Stock Ownership Plan allocated to each named executive officer.

(2) During January 1997, the Company offered cash compensation to holders of stock options with an expiration date of no later than May 16, 1999. The Company offered the difference between $5.75 and the option price for the shares. This amount represents the compensation paid for those stock options.

                            Option/SAR* Grant Table

     The following table sets forth certain information concerning the grant in fiscal 1998 of stock options under the Company's Stock Option Plan to the named executive officers:


                                                                                      Potential Realizable Value at
                                                                                     Expiration using Assumed Annual
                                                                                    Rates of Stock Price Appreciation
                                 Individual Grants                                        for Option Term
-----------------------------------------------------------------------------------   -----------------------------
                                       % of Total
                                         Options
                          Options      Granted to       Exercise or
                          Granted     Employees in       Base Price      Expiration
         Name              # (1)       Fiscal Year     ($ Per Share)        Date          5%           10%
----------------------   ---------   --------------   ---------------   -----------   ----------   -----------
Richard S. Fuller         20,000           22.8%          $ 5.50         10/13/07      $69,178      $175,312
Peter D. Pruden, III      15,000           17.1%          $ 5.50         10/13/07      $51,884      $131,484


----------
     * No SAR's were granted during the year.

(1) Options were granted on October 13, 1997 exercisable 2 years after date of grant.


             Aggregate Option/SAR Exercises in the Last Fiscal Year
                     and Fiscal Year End Option/SAR Values



                                                                                                  Value of Unexercised
                                                                Number of Unexercised                 In-the-Money
                                                                 Options/SARs as of                   Options/SARs
                                                                       3/31/98                       as of 3/31/98
                            Shares Acquired      Value     -------------------------------   ------------------------------
          Name                on Exercise       Realized    Exercisable     Unexercisable     Exercisable     Unexercisable
------------------------   -----------------   ---------   -------------   ---------------   -------------   --------------
                                  (#)             ($)           (#)              (#)              ($)              ($)
  Richard S. Fuller               0                0          15,000           20,000        $46,875             20,000
  Peter D. Pruden, III            0                0          10,000           15,000        $31,250             15,000


     The fair market value of a share of common stock on March 31, 1998 was $6.50.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board is comprised of nonemployee directors and has the responsibility for establishing general compensation and employee benefit policies and the specific compensation of the Company's executive officers. The Compensation Committee also has the authority to fix the terms of and grant options under the Company's Stock Option Plan. Conceptually, the committee believes bonuses should only be awarded for above average performance.

     In general, the Compensation Committee strives to meet the following objectives in making compensation decisions: 1) provide overall compensation that equals industry standards to ensure the Company's ability to attract and retain highly qualified personnel; 2) re-enforce performance objectives through the use of incentive compensation programs, 3) reward excellent individual performance with special consideration to specific projects completed or adverse conditions overcome; and 4) align executives' and shareholders' interest through incentives which contribute to the long-term growth of the Company and shareholder value. The committee believes the compensation paid for the year ended March 31, 1998 met its objectives. There are currently three principal components to executive compensation -- salaries, bonuses and stock options. Total compensation is weighted more heavily on incentives that are based on the income generated by each operating division of the Company.

     Base Compensation: Base salaries are determined annually based on the executive's background, experience and overall performance with the Company. The committee annually examines market compensation levels and trends observed in the labor market. Salary decisions are determined by the committee in a subjective annual review considering all of the above informal policies and practices. During this annual review, the Compensation Committee takes into consideration the individual employee's performance and a subjective judgment regarding the impact the individual has on the Company. After considering all of these objectives, the committee recommended increases in base compensation of approximately 2% during the year.

     Annual Bonus Plan: Bonuses are determined annually on the basis of an informal plan, which sets targets that an individual may achieve. The established targets are set at the beginning of the fiscal year. Minimum income standards based on a rate of return on assets must be established before a bonus is received. Bonus awards for most executive officers are calculated pursuant to a formula based on pre-tax income, either on a consolidated basis or for a particular subsidiary and also include amounts for pre-established goals during the year. Bonus awards for fiscal 1998 and 1997 averaged 23% of the executive base salary.

     Stock Options: Individual stock option grants are determined by the committee on an individual basis to provide executive officers long term incentives to increase shareholder value.

     CEO Compensation: In evaluating compensation for the chief executive officer, the Compensation Committee has historically followed the same principles generally applicable to other executive officers. Base compensation for 1998 for the CEO increased 2% over 1997 which was comparable to the other executive officers. For fiscal 1998 the Compensation Committee recommended a bonus for Mr. Fuller which was based on the Company's 1998 earnings, the execution of key Company strategies and the committee's view of his leadership and individual performance which included the following measures: 1) Earnings before income taxes 2) Return on capital, and 3) Return on equity. Mr. Fuller's fiscal 1998 bonus amounted to 32% of his base salary compared to 30% for fiscal 1997.

                 By the Compensation Committee
                    Edward Acree, Chairman, Frank H. Buhler, James L. Cresimore

                               PERFORMANCE GRAPH

     The following graph sets forth the cumulative shareholder return (assuming reinvestment of dividends), for the period from March 31, 1993 through March 31, 1998 from an investment of $100 in: 1) The Company's Common Stock 2) The Russell 2000, a small-cap overall market index, and 3) a Company-selected peer group (the Peer Group Index)

                                    [GRAPH}

                            Cumulative Total Return

THE SMITHFIELD COMPANIES, INC. 100   92   118   153   153   188
THE PEER GROUP INDEX           100  119   171   153   144   182
THE RUSSELL 2000               100  111   117   151   159   226





The Peer Group Index, which is weighted by market capitalization, consists of five publicly traded companies in the food manufacturing industry whose business and operations are believed by the Company's management to be comparable to those of the Company. The Companies included in the Peer Group Index are:
Doughtie's Foods, Inc., Provena Foods, Inc., Seneca Foods Corp., Stokely USA, Inc., and Goodmark Foods, Inc.


                            APPOINTMENT OF AUDITORS

     Subject to ratification by the shareholders the Board of Directors has re-appointed Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of the Company for the current fiscal year.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                      1998 ANNUAL MEETING OF STOCKHOLDERS

     Any shareholder desiring to make a proposal to be acted upon at the 1999 Annual Meeting must present such proposal to the Company no later than March 31, 1999, by certified mail, return receipt requested.


                                 OTHER MATTERS

     As of the date of this Proxy Statement, management of the Corporation has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

     Copies of the Company's Annual Report on Form 10-K for the year ended March 31, 1998, as filed with The Securities and Exchange Commission, can be obtained without charge, upon written request to: Mark D. Bedard, Chief Financial Officer, The Smithfield Companies, Inc., The Smithfield Building, 311 County Street, Suite 203, Portsmouth, Virginia 23704.



                                        By Order of the Board of Directors,



                                                  Peter D. Pruden, III
                                                    Secretary

June 25, 1998

                         THE SMITHFIELD COMPANIES, INC.
PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard S. Fuller and Peter D. Pruden, III as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of The Smithfield Companies, Inc. held on record by the undersigned on June 5, 1998, at the annual meeting of shareholders to be held on July 30, 1998, or any adjournment thereof.

  1. ELECTION OF DIRECTORS:

  [ ] FOR all nominees listed below                  [ ] WITHHOLD AUTHORITY to vote for all nominees
     (except as indicated to the contrary below)     listed below


                  Bernard C. Baldwin, III and Frank H. Buhler
  (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

  2. PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. as the independent public accountants of the corporation.


  3. The transaction of any other business which may properly come before the Meeting. Management at present knows of no other business to be presented at the Meeting.

                   (Continued and to be signed on the reverse)

                          (Continued from other side)
     This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made this proxy will be voted FOR each proposal.

                Dated ---------------------------------, 1998



                    ------------------------------------------
                                  Signature



                    ------------------------------------------
                            Signature if held jointly


                Please mark, sign, and return the Proxy Card promptly, using the enclosed envelope.